TELARIA REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

Quarterly revenue of $13.5 million and Adjusted EBITDA of $0.04 million

NEW YORK, NY - November 8, 2018 - Telaria, Inc. (NYSE:TLRA), the complete software platform to manage video advertising for premium publishers, today announced financial results for the quarter ended September 30, 2018.

Third Quarter 2018 Highlights:

•	Revenue of $13.5 million

•	Gross profit of $11.6 million

•	Gross margin of 86%

•	Adjusted EBITDA(1) of $0.04 million

(1)	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliation included at the end of this press release.
“Since pre-announcing our results last month, we have taken several major steps to regain our momentum,” said Mark Zagorski, Telaria CEO. “We restructured and expanded our sales organization, adding Adam Lowy, a CTV industry pioneer who led advanced TV at Dish’s SlingTV, as our Chief Commercial Officer, and further built out the team with key sales hires. We also added Doug Knopper, the former co-founder and Co-CEO of Freewheel, to our Board of Directors. These additions underscore the enthusiasm for our core strategy. We are well poised to capitalize on the growing market opportunity in programmatic video as linear and connected TV converge.”
Business Highlights:

•	Adam Lowy named Chief Commercial Officer, fortifying Telaria's sales team

•	Expanded sales team with key hires in New York and the Midwest

•	Doug Knopper, advertising technology industry leader, added to Telaria's Board of Directors

•	CTV revenue increased 322% year-over-year and contributed 25.5% of revenue in Q3 2018

Third Quarter Results Summary
(in millions, except per share amounts), (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Change	2018	2017	% Change

Revenue	$13.5	$12.7	6%	$35.5	$28.8	23%
Gross profit	$11.6	$12.0	(3)%	$31.5	$26.3	19%
Loss from continuing operations, net of income taxes	$(1.6)	$(3.3)	52%	$(10.7)	$(19.6)	46%
Adjusted EBITDA	$0.04	$0.4	NM	$(4.4)	$(9.6)	55%
Net loss from continuing operations, net of income taxes per share	$(0.03)	$(0.06)	50%	$(0.21)	$(0.39)	46%

Guidance
Based on information available as of November 8, 2018, the Company expects the following:
Fourth Quarter and Full Year 2018 Outlook

	Q4 2018	Full Year 2018

Revenue	$14.5 - $16.5 million	$50.0 - $52.0 million
Adjusted EBITDA	($0.6) - $1.4 million	($5.0) - ($3.0) million
Q3 2018 Financial Results Webcast: The Company will host a conference call at 8:00 AM ET today to discuss its results. The conference call can be accessed toll-free at (877) 407-9039 or (201) 689-8470 (Toll/International). The call will also be broadcast simultaneously at https://telaria.com. Following completion of the call, a recorded replay of the webcast will be available on Telaria’s website. To listen to the telephone replay, call toll-free (844) 512-2921 or (412) 317-6671 (Toll/International), replay Pin #: 13683775. The telephone replay will be available from 11:00 AM ET November 8, 2018 through 11:59 PM ET November 15, 2018. Additional investor information can be accessed at https://investor.telaria.com.
About Telaria
Telaria (NYSE: TLRA) is a complete software platform to manage premium video advertising. We engineer the most robust suite of analytics, automated decisioning, and integrated programmatic and direct monetization tools in the industry. Global publishers require total command of their business; Telaria's independent solution empowers unbiased decisions for the best revenue outcomes.
“Safe Harbor" Statement: This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including statements related to 2018 fourth quarter and full year financial guidance and long-term financial targets. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s continuing development of its business model; the impact of the disposition of the company’s buyer platform on the company’s operations and financial results, including loss of synergies between the buyer platform and seller platform; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new demand partners and maintain relationships with current demand partners; the company’s ability to increase or maintain spend from existing demand partners, including the Tremor Video DSP buyer platform, which the company sold in August 2017; growth of OTT and connected TV markets; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; the company’s ability to attract sellers of premium video advertising inventory to its platform and secure inventory on terms that are favorable to it; an increase in direct programmatic selling efforts by publishers outside of the company’s platform; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver its solutions; the impact of tools that block the display of video ads; the effect of legal, regulatory developments and industry standards regarding internet privacy and other matters, including the EU General Data Protection Regulation; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in the company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission on March 2, 2018, its Quarterly Report on Form 10-Q for the period ended March 31, 2018, filed with the U.S. Securities and Exchange Commission on May 8, 2018, it’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed with the

U.S. Securities and Exchange Commission on August 9, 2018 and future filings and reports by the company, including its Quarterly Report on Form 10-Q for the period ended September 30, 2018.
Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events. Investors are cautioned not to place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Telaria disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
Non-GAAP Financial Measures: To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Telaria reports Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as loss from continuing operations, net of income taxes before depreciation and amortization, total interest expense and other income (expense), net, provision for income taxes and adjusted to eliminate the impact of non-cash stock-based compensation expense, acquisition related costs, restructuring costs, mark-to-market expense, executive severance, retention and recruiting costs, disposition-related costs, expenses for transitional services and other adjustments. We use Adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that the use of Adjusted EBITDA provides useful information about our operating results, enhances the overall understanding of our past financial performance and future prospects, and allows for greater transparency with respect to a key metric that is used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. With respect to our expectations under “Guidance” above, reconciliation Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the costs and charges excluded from this non-GAAP measure, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of these costs and charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

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Investor Relations Contact:
Andrew Posen
Vice President, Head of Investor Relations
212-792-2315
IR@telaria.com

Media Contact:
Lekha Rao
Vice President, Media Relations & Corporate Communications
646-226-0254
lrao@telaria.com

Exhibit A

Telaria, Inc.
Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$70,567	$76,320
Accounts receivable, net	67,963	59,288
Prepaid expenses and other current assets	3,502	2,499
Total current assets	142,032	138,107
Long-term assets:
Property and equipment, net	3,009	3,194
Intangible assets, net	4,654	1,307
Goodwill	9,619	6,320
Deferred tax assets	332	332
Other assets	2,029	1,168
Total long-term assets	19,643	12,321
Total assets	$161,675	$150,428

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$75,398	$59,419
Deferred rent, short-term	777	808
Contingent consideration on acquisition	1,443	—
Deferred income	4	674
Other current liabilities	771	53
Total current liabilities	78,393	60,954
Long-term liabilities:
Deferred rent	5,947	5,260
Deferred tax liabilities	1,393	338
Other non-current liabilities	132	737
Total liabilities	85,865	67,289
Commitments and contingencies
Stockholders’ equity:
Common stock	5	5
Treasury stock	(8,443)	(8,443)
Additional paid-in capital	292,166	288,277
Accumulated other comprehensive loss	(649)	(232)
Accumulated deficit	(207,269)	(196,468)
Total stockholders’ equity	75,810	83,139
Total liabilities and stockholders’ equity	$161,675	$150,428

Telaria, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$13,478	$12,715	$35,509	$28,788
Cost of revenue	1,868	764	4,032	2,445
Gross profit	11,610	11,951	31,477	26,343

Operating expenses:
Technology and development(1)	2,432	2,116	7,044	6,650
Sales and marketing(1)	5,840	7,461	18,778	21,687
General and administrative(1)	4,306	5,343	14,670	14,990
Restructuring costs	32	—	149	—
Depreciation and amortization	523	984	3,198	2,995
Mark-to-market	—	—	—	148
Total operating expenses	13,133	15,904	43,839	46,470

Loss from continuing operations	(1,523)	(3,953)	(12,362)	(20,127)

Interest and other income (expense), net:
Interest expense	(27)	(11)	(74)	(78)
Other income, net	72	662	1,917	624
Total interest and other income, net	45	651	1,843	546

Loss from continuing operations before income taxes	(1,478)	(3,302)	(10,519)	(19,581)

Provision (benefit) for income taxes	103	(29)	146	56

Loss from continuing operations, net of income taxes	(1,581)	(3,273)	(10,665)	(19,637)

Gain (loss) on sale of discontinued operations, net of income taxes	—	14,924	(136)	14,924
Income from discontinued operations, net of income taxes	—	643	—	7,847
Total income (loss) from discontinued operations, net of income taxes(2)	—	15,567	(136)	22,771

Net income (loss)	$(1,581)	$12,294	$(10,801)	$3,134

Net income (loss) per share — basic and diluted:
Loss from continuing operations, net of income taxes	$(0.03)	$(0.06)	$(0.21)	$(0.39)
Income from discontinued operations, net of income taxes	—	0.30	—	0.45
Net income (loss)	$(0.03)	$0.24	$(0.21)	$0.06

Weighted-average number of shares of common stock outstanding:
Basic and diluted	52,716,626	50,642,344	52,265,228	50,280,849

Telaria, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

(1) Stock-based compensation expenses included above:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Stock-based compensation expense:
Technology and development	$117	$155	$370	$455
Sales and marketing	352	902	1,055	1,252
General and administrative	465	477	1,344	1,323
Total stock-based compensation expense in continuing operations	$934	$1,534	$2,769	$3,030
(2) Discontinued operations reflects the sale of our buyer platform on August 7, 2017.

Telaria, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss from continuing operations	$(10,665)	$(19,637)
Total income (loss) from discontinued operations	(136)	22,771
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,198	6,217
Gain on sale of discontinued operations, before income taxes	—	(15,222)
Bad debt expense	190	385
Mark-to-market expense	—	148
Compensation expense related to the acquisition contingent consideration	—	1,810
Loss on disposal of property and equipment	41	—
Stock-based compensation expense	2,769	3,706
Net changes in operating assets and liabilities:
Increase in accounts receivable	(7,260)	(8,856)
Decrease in contingent consideration on acquisition	—	(4,753)
Increase in prepaid expenses, other current assets and other long-term assets	(1,828)	(2701)
Increase in accounts payable and accrued expenses	14,842	5,225
Increase in other current liabilities	276	29
Decrease in deferred tax liability	—	37
Increase/(decrease) in deferred rent and security deposits payable	656	(456)
(Decrease)/increase in deferred income	(684)	902
Decrease in other liabilities	(605)	—
Net cash provided by (used in) operating activities	794	(10,395)

Cash flows from investing activities:
Purchase of property and equipment	(2,622)	(1,017)
Acquisition, net of cash acquired	(4,856)	—
Cash received from sale of discontinued operations	—	49,000
Expenses paid with respect to sale of discontinued operations	—	(1,954)
Net cash (used in) provided by investing activities	(7,478)	46,029

Cash flows from financing activities:
Proceeds from the exercise of stock options awards	1,776	403
Proceeds from issuance of common stock under employee stock purchase plan	523	446
Principal portion of capital lease payments	—	(215)
Treasury stock — repurchase of stock	—	(2,406)
Tax withholdings related to net share settlements of restricted stock unit awards (RSUs)	(1,179)	(1,011)
Net cash provided by (used in) financing activities	1,120	(2,783)

Net (decrease) increase in cash, cash equivalents and restricted cash	(5,564)	32,851

Effect of exchange rate changes in cash, cash equivalents and restricted cash	(189)	392

Cash, cash equivalents and restricted cash at beginning of period	76,320	43,930
Cash, cash equivalents and restricted cash at end of period	$70,567	$77,173

Exhibit B

Telaria, Inc.
Reconciliation of Net Loss from Continuing Operations, Net of Income Taxes to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Loss from continuing operations, net of income taxes	$(1,581)	$(3,273)	$(10,665)	$(19,637)
Adjustments:
Depreciation and amortization expense	523	984	3,198	2,995
Total interest and other income (expense), net(1)	(45)	(651)	(1,843)	(546)
Provision (benefit) for income taxes	103	(29)	146	56
Stock-based compensation expense	934	1,534	2,769	3,030
Acquisition-related costs(2)	73	—	402	1,810
Restructuring costs(3)	32	—	149	—
Mark-to-market expense(4)	—	—	—	148
Executive severance, retention and recruiting costs	—	887	223	1,219
Disposition-related costs(5)	—	600	—	900
Expenses for transitional services(6)	—	364	697	364
Other adjustments(7)	—	—	563	102
Total net adjustments	1,620	3,689	6,304	10,078
Adjusted EBITDA	$39	$416	$(4,361)	$(9,559)

(1)	Includes sublease income for our former office locations net of rent expense for those same locations. In addition, includes income received from the transfer of rights in the name "Tremor Video".

(2)
For the three and nine months ended September 30, 2018, reflects acquisition-related costs incurred in connection with our acquisition of SlimCut Media in June 2018. For the nine months ended September 30, 2017, reflects acquisition-related costs incurred in connection with the acquisition of The Video Network Pty Ltd.

(3)	Reflects the estimated fair value of costs related to the relocation of office space following the sale of our buyer platform.

(4)
Reflects expense incurred based on the re-measurement of the estimated fair value of earn-out payments that were paid in connection with the acquisition of TVN and which were not conditioned on continued employment.

(5)	Reflects professional fees incurred in connection with the sale of our buyer platform in August 2017.

(6)	Reflects costs incurred providing transitional services following the sale of our buyer platform.

(7)
For the nine months ended September 30, 2018, reflects rent expense for our current corporate headquarters during the period of time in which such space was unoccupied. For the nine months ended September 30, 2017, reflects amounts accrued in connection with a one-time change in our employee vacation policy.